UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2015

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 19, 2014, IDEXX Laboratories, Inc. (the “Company”) entered into a Multicurrency Note Purchase and Private Shelf Agreement (the “MetLife Agreement”) among the Company and the accredited institutional purchasers named therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell $75,000,000 of its 3.25% Series A Senior Notes having a seven-year term (the “2022 Notes”) at a purchase price of 100% of the principal amount of the 2022 Notes, and $75,000,000 of its 3.72% Series B Senior Notes having a twelve-year term (the “2027 Notes”) at a purchase price of 100% of the principal amount of the 2027 Notes. On February 12, 2015, the Company issued and sold the 2022 Notes and the 2027 Notes to the Purchasers pursuant to the MetLife Agreement.

The disclosure in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2014 is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: February 19, 2015	By:	/s/ Jacqueline L. Studer
Jacqueline L. Studer
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Multicurrency Note Purchase and Private Shelf Agreement, dated as of December 19, 2014, among the Company, as issuer, and Metropolitan Life Insurance Company, White Mountains Advisors, LLC, as investment manager, and MetLife Investment Management, LLC, as sub-investment manager for Symetra Life Insurance Company, and MetLife Investment Management, LLC, as investment manager for each of MetLife Insurance K.K., AXIS Reinsurance Company, and Union Fidelity Life Insurance Company, as purchasers (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2014 and incorporated herein by this reference).

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